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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

         Filed by the Registrant  |_|
         Filed by a Party other than the Registrant  |X|

         Check the appropriate box:
         | | Preliminary Proxy Statement                       |_| Confidential.  For use of the Commission Only
                                                                  (as permitted by Rule 14a-6(e)(2))

         |_| Definitive Proxy Statement
         |X| Definitive Additional Materials
         | | Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Community Bancshares, Inc.
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                (Name of Registrant as Specified in Its Charter)

                  Stockholders for Integrity and Responsibility
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X| No fee required.
         |_| Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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FOR IMMEDIATE RELEASE




                            PRINTING ERROR CORRECTION


BIRMINGHAM, Ala. (April 16, 1999) The proxy card recently mailed to the stockholders of Community Bancshares by the Stockholders for Integrity and Responsibility contains a printing error. The proxy card incorrectly states that Community Bank's management, instead of the Stockholders for Integrity and Responsibility, recommends a vote for proposal 6. Corrected proxy cards have been mailed to all of the stockholders. For stockholders who have voted using the misprinted card, the Committee will treat it as if the card correctly stated that the Committee recommends a vote for proposal 6.

The Stockholders for Integrity and Responsibility have offered proposals to change the bylaws of Community Bancshares, Inc., located in Blountsville. The stockholders meeting is scheduled for April 22, 1999.



For more information, contact
Mac Logue
595.0239